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                                                                   Exhibit 10.8




THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND TRANSFER OF SUCH SECURITIES IS SUBJECT TO THE CONDITIONS SET FORTH HEREIN. BORROWER RESERVES THE RIGHT TO REFUSE THE TRANSFER OF SUCH SECURITIES UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED WITH RESPECT TO SUCH TRANSFER.

                              STAN LEE MEDIA, INC.
                   8% CONVERTIBLE DEBENTURE DUE APRIL 11, 2000

      FOR VALUE RECEIVED, STAN LEE MEDIA, INC., a Colorado corporation ("Borrower"), hereby promises to pay to VMR LUXEMBOURG, S.A. ("Holder"), the principal sum of Five Hundred Thousand Dollars ($500,000), on April 11, 2000 ("Maturity Date"), and to pay interest thereon at the rate of eight percent (8%) per annum from the date hereof until paid. Interest shall be payable in one lump sum at the time of payment of the unpaid principal, and interest shall be calculated on the basis of a 360-day year of twelve 30-day months. This Debenture is the sole authorized Debenture of the Borrower, designated as its 8% Convertible Debenture Due April 11, 2000, limited to $500,000 aggregate principal amount (the "Convertible Debenture"). As additional consideration therefor, Holder shall be entitled to warrants to purchase shares of Borrower's Common Stock as more particularly set forth in that certain Warrant Agreement of even date herewith attached hereto.

I.    PAYMENT; PREPAYMENT

      Principal and accrued and unpaid interest shall be payable in one lump sum not later than the earlier to occur of (x) the Maturity Date, and (y) 60 days following the receipt by the Borrower of equity financing in an amount not less than Two Million Dollars ($2,000,000). In addition, Borrower may prepay the full amount or a portion of the balance of principal and interest on this Debenture then remaining unpaid at any time before such payment comes due, without penalty.

II.   CONVERSION

      SECTION 2.01. Conversion Right. The Holder shall have the right until the earlier to occur of prepayment of this Debenture and April 11, 2000, to convert the principal amount of this Debenture, or any portion of any principal amount hereof, at a conversion price equal to $7.00 principal amount for one fully paid and nonassessable share of Common Stock, no par value, of Borrower. Upon the surrender hereof accompanied by Holder's written request for conversion substantially in the form of Annex I attached hereto at the principal office of Borrower, Borrower shall pay all interest accrued hereon to the date of conversion. Such conversion shall be deemed to have been made immediately prior to the close of business on the date on which Borrower shall have received a valid request to convert. If only a portion of this Debenture is converted, Borrower shall deliver to the Holder a certificate for the proper number of shares of Common Stock for the portion converted and a new Debenture in the form hereof for the balance of the principal amount hereof.

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      SECTION 2.02. Authorized Shares. Borrower covenants that during the period the conversion right exists, Borrower will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Common Stock upon the conversion of this Debenture. Borrower agrees that its issuance of this Debenture shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of Common Stock upon the conversion of this Debenture and a new Debenture in the form hereof for the balance of the principal amount hereof.

III.  EVENTS OF DEFAULT

      In case an event of default (defined as being the failure to pay the principal and accrued interest as provided for in this Debenture) has occurred and is continuing, all sums of principal and interest then remaining unpaid hereon and all other amounts payable hereunder may be declared immediately due and payable in the manner and in the effect and subject to the conditions provided in this Debenture.

IV.   REGISTRATION

      Upon conversion, the Holder shall be entitled to piggyback registration rights with respect to the Common Stock to be issued thereunder, as follows: If the Borrower at any times proposes to file a registration statement under the Act respecting any securities of the Borrower on a form appropriate for registration of a sale of Common Stock (excluding registrations of shares of Common Stock to be offered in connection with the Borrower's employee benefit plans and registrations of securities to be offered by the Borrower in connection with acquisitions, mergers or similar transactions), it will at such time give written notice to Holder of its intention to do so. Upon the written request of Holder given within 15 days after receipt of any such notice (which request shall specify the Common Stock intended to be sold or disposed of by Holder and describe the nature of any proposed sale or other disposition thereof), the Borrower shall use its best efforts, but shall not be obligated, to cause all such Common Stock specified in such request to be so registered. In the event that any such registration shall be underwritten, if the underwriters notify the Borrower in writing that the inclusion in such underwriting of such Common Stock would materially and adversely affect the underwriting, the Borrower shall have the right not to include such Common Stock. In any registration pursuant to this Debenture, Holder shall pay the Borrower for the incremental portion of the federal and state registration and filing fees attributable to the Common Stock and shall pay all underwriting commissions, discounts, underwriting expenses and taxes attributable to the Warrant Stock.

      The Borrower shall indemnify Holder and each underwriter of Common Stock(and any person who controls such underwriter within the meaning of Section 15 of the Securities Act) against all claims, losses, damages, liabilities and expenses resulting from any untrue statement or alleged untrue statement of a material fact contained in a prospectus or in any related registration statement, notification or the like or from any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same may have been based upon information furnished in writing to the Borrower by Holder or such underwriter expressly for use therein and


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used in accordance with such writing.

      Holder shall furnish to the Borrower such information concerning Holder as may be requested by the Borrower which is necessary in connection with any registration or qualification of Common Stock, and to indemnify the Borrower, its officers and directors and each underwriter of the Borrower's securities (and any person who controls the Borrower or any such underwriter within the meaning of Section 15 of the Securities Act), against all claims, losses, damages, liabilities and expenses resulting from any untrue statement or alleged untrue statement of material fact contained in a prospectus or any related registration statement, notification or the like, or omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, to the extent the same was derived from information furnished in writing to the Borrower by Holder expressly for use therein and used in accordance with such writing.

      If any action is brought or any claim is made against any persons indemnified pursuant to this Section in respect of which indemnity may be sought against the indemnitor pursuant to this Section, such person shall promptly notify the indemnitor in writing of the institution of such action or the making of such claim and the indemnitor shall promptly notify the indemnitor in writing of the institution of such action or the making of such claim and the indemnitor shall assume the defense of such action or claim, including the employment of counsel and payment of expenses. Such person shall have the right to employ his, its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such person unless the employment of such counsel shall have been authorized in writing by the indemnitor in connection with the defense of such action or claim or the indemnitor shall not have employed counsel to have charge of the defense of such action or claim or such indemnified party or parties shall have reasonably concluded that there may be defenses available to him, it or them which are different from or additional to those available to the indemnitor (in which the case the indemnitor shall have the right to direct any different or additional defense of such action or claim on behalf of the indemnified party or parties), in any of which events such fees and expenses of not more than one additional counsel for the indemnified person shall be borne by the indemnitor. Except as expressly provided above, in the event that the indemnitor shall not previously have assumed the defense of any such action or claim, at such time as the indemnitor does not assume the defense of such action or claim, the indemnitor shall thereafter be liable to any person indemnified pursuant to this Section for any legal or other expenses subsequently incurred by such person in investigating, preparing or defending against such action or claim. Anything in this Section to the contrary notwithstanding, the indemnitor shall not be liable for any settlement of any such claim or action effected without its written consent.

V.    GENERAL PROVISIONS

      SECTION 5.01. Governing Law; Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed by and construed in all respects by the internal laws of the State of California (except for the proper application of the United States federal securities laws),

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without giving effect to any choice of law or conflict of law provision or rule
(whether of the State of California or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of California. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in the County of Los Angeles, State of California. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

      SECTION 5.02. Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

      SECTION 5.03. Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

      SECTION 5.04. Entire Agreement; Amendments. This Agreement supersedes all other prior oral or written agreements between the Holder, the Borrower, their affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Borrower nor the Holder makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be amended other than by an instrument in writing signed by the Borrower and the Holder, and no provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought.

      SECTION 5.05. Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one business day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:


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               If to Borrower:              Stan Lee Media, Inc.
                                            15821 Ventura Boulevard, Suite 675
                                            Encino, CA  91436
                                            Telephone: (818) 461-1757
                                            Facsimile: (818) 461-1760
                                            Attention: Chief Operating Officer

               If to the Holder:            VMR Luxembourg S.A.
                                            c/o VMR Capital Markets U.S.
                                            1901 Avenue of the Stars, Suite 1500
                                            Los Angeles, CA   90067
                                            Telephone: (310) 286-2111
                                            Facsimile: (310) 286-2373
                                            Attention: President

      SECTION 5.06. Assignment. This Agreement shall not be assignable without the prior written consent of the Borrower.

      SECTION 5.07. Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

      SECTION 5.08. Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

      SECTION 5.09. No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

      SECTION 5.10. Maximum Interest Rate. It is the intent of the Holder of this Debenture to contract in strict compliance with all applicable usury laws. If the interest paid or received on this Debenture during its full term produces an interest rate in excess of the maximum nonusurious interest rate permitted by applicable state or federal law, whichever permits the higher rate, then the Holder shall refund to the Borrower or, at the Holder's option, credit against the principal of this Debenture such portion of such interest as shall be necessary to produce a rate equal to such a maximum nonusurious rate. All consideration paid or agreed to be paid for the use, forbearance or detention of this indebtedness evidenced hereby shall be amortized, allocated and spread over the term hereof, so that the interest rate is uniform throughout the full term hereof.

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               IN WITNESS WHEREOF, Borrower has caused this Debenture to be signed in its name by its duly authorized as of the date first above written.

                                        STAN LEE MEDIA, INC.,


                                        By:  /s/ Gill Champion
                                           ------------------------------------
                                           Gill Champion, Vice President & COO



                                        VMR LUXEMBOURG S.A.

                                        By:  /s/ Florian Homm
                                           ------------------------------------
                                           Florian Homm, Chairman


Attachment: Annex I - Form of Conversion Notice


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                                     ANNEX I

                           [Form of Conversion Notice]



To Stan Lee Media, Inc.:

               The undersigned owner of this Debenture hereby irrevocable exercises its option to convert this Debenture, or portion hereof below designated, into shares of Common Stock, no par value, of Stan Lee Media, Inc., a Colorado corporation, in accordance with the terms of the Debenture, and directs that the shares issuable and deliverable upon the conversion and any Debentures representing any unconverted principal amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below (in which case the terms and conditions of transfer shall have been complied with). If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto.

Dated:
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                                     Name:
                                     Title:

Fill in for registration of shares of Common Stock and Debentures if to be issued otherwise than to the registered holder.


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Name


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Social Security or other Taxpayer
  Identification Number



                                      Principal Amount to be Converted:


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Print Name and Address


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